Greif, Inc. Enters Into Definitive Agreement to Sell Containerboard Business for $1.8 Billion
Divestiture Sharpens Portfolio, Enhances Capital Utilization,
and Advances Growth Priorities

Cash Proceeds Will Be Allocated to Debt Repayment
DELAWARE, Ohio, 7/1/2025 -- Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, announced today it has entered into a definitive agreement to divest its Containerboard business, including its CorrChoice sheet feeder network, in an all-cash transaction for $1.8 billion to Packaging Corporation of America. The transaction is expected to close by the end of Greif’s fiscal year 2025, and is subject to customary closing conditions, including regulatory approvals.
Cash proceeds will be allocated to debt repayment, resulting in a pro-forma leverage ratio below 2.0x after the closing, to be further reduced with the previously announced planned divestiture of Greif’s timberland business. These actions will enable future disciplined capital redeployment and optionality for strategic growth investments.
Strategic Rationale:
Further Positions Greif as a Packaging Leader
Allows Greif to Deliver More Durable Earnings
Enhances Capital Utilization, Reducing Recurring Capital Needs
Enables Debt Reduction, Unlocking Value-Creation Opportunities
“The sale of our Containerboard business is fully aligned with our Build to Last strategy and unlocks immediate value for our shareholders. It represents a pivotal step in our work to sharpen our portfolio, enhance our capital efficiency, and advance our growth priorities,” said Ole Rosgaard, President and Chief Executive Officer. “Once finalized, our remaining material solutions all contain leadership positions to drive margin expansion and cash flow generation.”
Goldman Sachs acted as exclusive financial advisor to Greif on the planned transaction.
Conference Call and Webcast Scheduled for July 1st, 2025 at 8:30 AM Eastern
Greif will host an investor call to discuss the rationale for the divestment and impact on proforma business operations. The call will include management’s prepared remarks followed by a question and answer session. Presentation materials will be made available at the company’s website at http://investor.greif.com shortly before the call.
Participants may access the call using the following online registration link: https://register-conf.media-server.com/register/BI989b1c05f66346208978232c24b53058. Registrants will receive a confirmation containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 AM Eastern. A digital replay of the conference call will be available two hours following the call on the company’s web site listed above.
Webcast Details
Title: Greif, Inc. Containerboard Divestment Conference Call
URL: https://edge.media-server.com/mmc/p/e8y6nxhh

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: being the best customer service company in the world. The Company produces steel, plastic and fiber drums, intermediate bulk containers, reconditioned containers, jerrycans and other small plastics, containerboard, corrugated sheets and products, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company has a workforce of over 14,000 colleagues spread across more than 250 facilities in 37 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.
Concerning Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Greif's plans to acquire Ipackchem and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results, trends or guidance and statements of outlook. All forward-looking statements are based on assumptions, expectations and other information currently available to management. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. These risks and uncertainties include: the ability to retain the acquired businesses' customers and employees, the ability to successfully integrate the acquired businesses into Greif's operations, and the ability to achieve the expected synergies as well as accretion in margins, earnings or cash flow; competitive pressures in Greif's various lines of business; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties with respect to U.S. tax or trade laws; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities.  Greif is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of July 1st, 2025. Except to the extent required by applicable law, Greif undertakes no obligation to update or revise any forward-looking statement.
Contact:
Bill D’Onofrio
Vice President, Corporate Development & Investor Relations
(614) 499-7233
bill.donofrio@greif.com